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                                                                    Exhibit 21.1


                  SUBSIDIARIES OF HUDSON RESPIRATORY CARE INC.



Name of Entity                                               Jurisdiction
--------------                                               ------------

Industrias Hudson                                            Mexico

Hudson Respiratory Care Tecate S. de R.L. de C.V.            Mexico

HRC Holding Inc.                                             Delaware

(HRC Holding Inc. is a holding company for 6 foreign corporations that collectively operate the Registrant's
Swedish operations)